Exhibit 5.1

mwe.com Tracy A. Bacigalupo Attorney at Law tbacigalupo@mwe.com +1 212 547 5656

November 5, 2020
Jones Lang LaSalle Incorporated
200 East Randolph Drive
Chicago, Illinois 60601
Re: Registration Statement on Form S-3
Ladies and Gentlemen:
We serve as special Maryland counsel to Jones Lang LaSalle Incorporated, a Maryland corporation (the “Company”), in connection with the Registration Statement on Form S-3 (the “Registration Statement”) to be filed on the date hereof by the Company with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the issuance and sale from time to time, pursuant to Rule 415 of the General Rules and Regulations of the Commission promulgated under the Securities Act, of the following securities by the Company: (a) shares of Common Stock, $0.01 par value per share, of the Company (“Common Stock”); (b) shares of Preferred Stock, $0.01 par value per share, of the Company to be issued in one or more series (“Preferred Stock”); (c) debt securities of the Company, which may be issued in one or more series (“Debt Securities”) under an indenture, dated as of November 9, 2012 (the “Indenture”), by and between the Company and The Bank of New York Mellon Trust Company, National Association, as trustee (the “Trustee”); (d) interests in shares of Preferred Stock represented by depositary shares (“Depositary Shares”) evidenced by depositary receipts (the “Receipts”), which may be issued pursuant to one or more deposit agreements (each, a “Deposit Agreement”) proposed to be entered into between the Company and one or more depositaries to be named in the applicable Deposit Agreements (each, a “Depositary”); (e) warrants (“Warrants”) to purchase Common Stock, Preferred Stock, Depositary Shares, Debt Securities or securities of third parties or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing, pursuant to one or more warrant agreements (each, a “Warrant Agreement”) proposed to be entered into between the Company and one or more bank or trust company as warrant agent to be named in the applicable Warrant Agreements; (f) subscription rights (“Subscription Rights”) to purchase Common Stock, Preferred Stock, Debt Securities or other securities of the Company which may be issued under one or more subscription rights certificates (each, a “Subscription Rights Certificate”) and/or pursuant to one or more subscription rights agreements (each, a “Subscription Rights Agreement”) proposed to be entered into between the Company and one or more subscription agents to be named in the applicable Subscription Rights Agreements; (g) purchase contracts (“Purchase Contracts”) entitling or obligating the holders thereof to purchase from or sell to the Company, and the Company to sell to or purchase from such holders, Common Stock or other securities issued by the Company or by third parties at a future date or dates, which may be issued under one or more purchase contract agreements (each, a “Purchase Contract Agreement”) proposed to be entered into by the Company and one or more purchase contract agents to be named in the applicable purchase contract agreements; (h) purchase units (“Purchase Units”), each consisting of a Purchase Contract and Debt Securities, Preferred Stock or debt obligations of third parties, including U.S. Treasury securities, or other securities (or any combination of the foregoing), securing the holders’ obligations to purchase or to sell the securities under the applicable Purchase Contracts; and (i) such indeterminate amount and number of each class or series of the foregoing securities as may be issued upon conversion, exchange, exercise or settlement, as applicable, of any other securities that provide for such conversion, exchange, exercise or settlement (collectively, “Indeterminate Securities”). Common Stock, Preferred Stock, Depositary Shares, Debt Securities, Warrants, Subscription Rights, Purchase Contracts, Purchase Units and

Jones Lang LaSalle Incorporated
November 5, 2020

Indeterminate Securities are collectively referred to herein as the “Offered Securities”. This opinion is being provided at your request in connection with the filing of the Registration Statement.
In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (collectively, the “Documents”):
1. The Registration Statement and the related form of prospectus included therein (the “Prospectus”), in the form in which it was transmitted to the Commission under the Securities Act;
2. The charter of the Company (the “Charter”), certified as of a recent date by the State Department of Assessments and Taxation of Maryland (the “SDAT”);
3. The Bylaws of the Company (the “Bylaws”), certified as of the date hereof by an officer of the Company;
4. Resolutions adopted by the Board of Directors of the Company (the “Board”) relating to the registration, sale and issuance of the Offered Securities, certified as of the date hereof by an officer of the Company;
5. The form of certificate representing a share of Common Stock, certified as of the date hereof by an officer of the Company;
6. A certificate of the SDAT as to the good standing of the Company, dated as of the date hereof; and
7. A certificate executed by an officer of the Company, dated as of the date hereof.
In expressing the opinion set forth below, we have assumed the following:
1. Each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so.
2. Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so.
3. Each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party’s obligations set forth therein are legal, valid and binding.
4. All Documents submitted to us as originals are authentic. All Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all such Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All statements and information contained in the Documents are true and complete. There has been no oral or written modification or amendment to the Documents, or waiver of any provision of the Documents, by action or omission of the parties or otherwise.
5. Prior to the issuance of the Offered Securities, the Board, or an authorized committee thereof, will adopt resolutions satisfying the requirements of Sections 2-203 and 2-208 of the Maryland General Corporation Law, if applicable.
6. Prior to the issuance of any shares of Common Stock or Preferred Stock (including any Depositary Shares), the Company will have available for issuance, under the Charter, the requisite number of authorized but unissued shares of Common Stock or Preferred Stock.

Jones Lang LaSalle Incorporated
November 5, 2020

7. Appropriate certificates representing shares of Common Stock or Preferred Stock, as the case may be, will be executed and delivered upon the sale and issuance of any shares of Common Stock or Preferred Stock (including any Depositary Shares), and will comply with the Charter, the Bylaws and applicable law. In the alternative, if the Company does not issue certificates representing shares of Common Stock or Preferred Stock (including any Depositary Shares), the Company will send in writing to each stockholder of the Company the information required by the Charter and the Bylaws and the information as contemplated by Section 2-210(c) of the Maryland General Corporation Law for any such shares to be issued, on request by a stockholder of the Company.
8. Any Debt Securities will be issued under a valid and legally binding Indenture that conforms to the description thereof set forth in the Prospectus or the applicable prospectus supplement, and will comply with the Charter, the Bylaws and applicable law.
9. Any Depositary Shares will be issued under a valid and legally binding Deposit Agreement that conforms to the description thereof set forth in the Prospectus or the applicable prospectus supplement, and will comply with the Charter, the Bylaws and applicable law.
10. Appropriate Receipts representing Depositary Shares will be executed and delivered prior to or upon the sale and issuance of any Depositary Shares, and will comply with the Charter, the Bylaws, the applicable Deposit Agreement and applicable law.
11. Any Warrants will be issued under a valid and legally binding Warrant Agreement that conforms to the description thereof set forth in the Prospectus or the applicable prospectus supplement, and will comply with the Charter, the Bylaws and applicable law.
12. Any Subscription Rights will be issued under a valid and legally binding Subscription Rights Agreement that conforms to the description thereof set forth in the Prospectus or the applicable prospectus supplement, and will comply with the Charter, the Bylaws and applicable law.
13. Any Purchase Contracts will be issued under a valid and legally binding Purchase Contract Agreement that conforms to the description thereof set forth in the Prospectus or the applicable prospectus supplement, and will comply with the Charter, the Bylaws and applicable law.
14. Any Purchase Units will be issued under a valid and legally binding Purchase Contract Agreement that conforms to the description thereof set forth in the Prospectus or the applicable prospectus supplement, and will comply with the Charter, the Bylaws and applicable law.
15. Any Indeterminate Securities will be issued pursuant to a valid and legally binding conversion, exchange, exercise or settlement agreement, as applicable, that conforms to the description thereof set forth in the Prospectus or the applicable prospectus supplement, and will comply with the Charter, the Bylaws and applicable law.
16. The underwriting agreements for offerings of the Offered Securities will be valid and legally binding contracts that conform to the descriptions thereof set forth in the Prospectus or the applicable prospectus supplement.
Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:
1. The Company is duly formed and existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.

Jones Lang LaSalle Incorporated
November 5, 2020

2. With respect to shares of Common Stock, including any Indeterminate Securities constituting Common Stock, when (a) shares of Common Stock have been duly authorized by the Board, (b) the Registration Statement has become effective under the Securities Act, (c) the terms of the sale and issuance of Common Stock have been duly established in conformity with the Charter and the Bylaws, which terms do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or government body having jurisdiction over the Company, and (d) shares of Common Stock have been duly issued and sold as contemplated by the Registration Statement and consideration therefor has been received by the Company, such Common Stock will be duly authorized, validly issued, fully paid and nonassessable.
3. With respect to shares of Preferred Stock, including any Indeterminate Securities constituting shares of Preferred Stock, when (a) shares of Preferred Stock have been duly authorized by the Board, (b) the Registration Statement has become effective under the Securities Act, (c) appropriate articles supplementary to the Charter relating to the class or series of Preferred Stock to be sold under the Registration Statement (in each such case, “Articles Supplementary”) have been duly adopted by the Board and Articles Supplementary have been filed with and accepted for record by the SDAT, (d) the terms of the issuance and sale of shares of such class or series of Preferred Stock have been duly established in conformity with the Charter and the Bylaws, which terms do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or government body having jurisdiction over the Company, and (e) shares of such class or series of Preferred Stock have been duly issued and sold as contemplated by the Registration Statement and consideration therefor has been received by the Company, such shares of Preferred Stock will be duly authorized, validly issued, fully paid and nonassessable.
4. With respect to any Debt Securities, including any Indeterminate Securities constituting Debt Securities, when (a) the Registration Statement becomes effective under the Securities Act, (b) Debt Securities have been duly authorized by the Board, (c) the Indenture relating to Debt Securities has been duly authorized, executed and delivered by the Company, (d) the terms of Debt Securities and of their issuance have been duly established in conformity with the Charter, the Bylaws and the Indenture, which terms do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or government body having jurisdiction over the Company, and (e) Debt Securities have been duly executed and countersigned in accordance with the Indenture and duly issued and sold as contemplated by the Registration Statement and consideration therefor has been received by the Company, Debt Securities will be duly authorized.
5. With respect to any Depositary Shares, including any Indeterminate Securities constituting Depositary Shares, when (a) the Registration Statement has become effective under the Securities Act, (b) Depositary Shares and shares of Preferred Stock for which Depositary Shares are exercisable have been duly authorized by the Board, (c) appropriate Articles Supplementary relating to such class or series of Preferred Stock have been duly adopted by the Board and Articles Supplementary have been filed with and accepted for record by the SDAT, (d) a Deposit Agreement relating to Depositary Shares has been duly authorized, executed and delivered by the Company, (e) the terms of Depositary Shares and related Receipts of their sale and issuance have been duly established in conformity with the Charter, the Bylaws and the Deposit Agreement, which terms do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or government body having jurisdiction over the Company, and (f) Depositary Shares have been duly executed and countersigned in accordance with the Deposit Agreement and duly issued and sold as

Jones Lang LaSalle Incorporated
November 5, 2020

contemplated by the Registration Statement and consideration therefor has been received by the Company, shares of Preferred Stock for which Depositary Shares are exercisable will be duly authorized.
6. With respect to any Warrants, including any Indeterminate Securities constituting Warrants of such series, when (a) the Registration Statement has become effective under the Securities Act, (b) Warrants and shares of Common Stock or Preferred Stock, as the case may be, for which Warrants are exercisable have been duly authorized by the Board, (c) a Warrant Agreement relating to Warrants has been duly authorized, executed and delivered by the Company, (d) the terms of Warrants and of their sale and issuance have been duly established in conformity with the Charter, the Bylaws and the Warrant Agreement, which terms do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or government body having jurisdiction over the Company, and (e) Warrants have been duly executed and countersigned in accordance with the Warrant Agreement and duly issued and sold as contemplated by the Registration Statement and consideration therefor has been received by the Company, shares of Common Stock or Preferred Stock, as the case may be, for which Warrants are exercisable will be duly authorized.
7. With respect to any Subscription Rights, including any Indeterminate Securities constituting Subscription Rights, when (a) the Registration Statement has become effective under the Securities Act, (b) Subscription Rights and the securities related to Subscription Rights have been duly authorized by the Board, (c) a Subscription Rights Agreement relating to Subscription Rights has been duly authorized, executed and delivered by the Company, (d) the terms of Subscription Rights and of their sale and issuance have been duly established in conformity with the Charter, the Bylaws, the Subscription Rights Agreement and the Subscription Rights Certificate, which terms do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or government body having jurisdiction over the Company, and (e) Subscription Rights have been duly executed and countersigned in accordance with the Subscription Rights Agreement and the Subscription Rights Certificate and duly issued and sold as contemplated by the Registration Statement and consideration therefor has been received by the Company, the securities related to Subscription Rights, as the case may be, will be duly authorized.
8. With respect to any Purchase Contracts, including any Indeterminate Securities constituting Purchase Contracts, when (a) the Registration Statement has become effective under the Securities Act, (b) Purchase Contracts have been duly authorized by the Board, (c) a Purchase Contract Agreement relating to Purchase Contracts has been duly authorized, executed and delivered by the Company, (d) the terms of Purchase Contracts and of their sale and issuance have been duly established in conformity with the Charter, the Bylaws and the Purchase Contract Agreement, which terms do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or government body having jurisdiction over the Company, and (e) Purchase Contracts have been duly executed and countersigned in accordance with the Purchase Contract Agreement and duly issued and sold as contemplated by the Registration Statement and consideration therefor has been received by the Company, Purchase Contracts will be duly authorized.
9. With respect to any Purchase Units, including any Indeterminate Securities constituting Purchase Units, when (a) the Registration Statement has become effective under the Securities Act, (b) Purchase Units have been duly authorized by the Board, (c) a Purchase Contract Agreement relating to Purchase Units has been duly authorized, executed and delivered by the Company, (d) the terms of Purchase Units and of their sale and issuance have been duly established in conformity with the Charter, the Bylaws and the Purchase Contract Agreement, which terms do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or government body having jurisdiction over the

Jones Lang LaSalle Incorporated
November 5, 2020

Company, and (e) Purchase Units have been duly executed and countersigned in accordance with the Purchase Contract Agreement and duly issued and sold as contemplated by the Registration Statement and consideration therefor has been received by the Company, Purchase Units will be duly authorized.
The foregoing opinion is limited to the substantive laws of the State of Maryland and we do not express any opinion herein concerning any other law. We express no opinion as to compliance with the securities (or “blue sky”) laws of the State of Maryland. The opinion expressed herein is subject to the effect of judicial decisions which may permit the introduction of parol evidence to modify the terms or the interpretation of agreements.
We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof. This opinion is limited to the matters set forth herein, and no other opinion should be inferred beyond the matters expressly stated.
This opinion is being furnished to you for submission to the Commission as an exhibit to the Registration Statement.
We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the use of the name of our firm therein. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.
Very truly yours,

/s/ MCDERMOTT WILL & EMERY LLP